Exhibit 99.1

Coffee Holding Co., Inc. Reports an Approximately 25% Increase in Net Sales During Third Quarter of 2022

STATEN ISLAND, New York – September 14, 2022. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the fiscal quarter ended July 31, 2022:

Net Sales. Net sales totaled $17,013,286 for the three months ended July 31, 2022, an increase of $3,378,973, or 24.8%, from $13,634,313 for the three months ended July 31, 2021. The increase in net sales was due to an increase of sales to the Company’s legacy customers along with incremental sales to several significant new customers in the quarter.

Cost of Sales. Cost of sales for the three months ended July 31, 2022 was $13,867,710, or 81.5% of net sales, as compared to $10,708,461, or 78.5% of net sales, for the three months July 31, 2021. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity. The increase in cost of sales was due to the Company’s increased sales to its customers, increased prices of green coffee and packaging materials.

Gross Profit. Gross profit for the three months ended July 31, 2022 amounted to $3,145,576 or 18.5% of net sales, as compared to $2,925,852 or 21.5% of net sales, for the three months ended July 31, 2021. The decrease in gross profits on a percentage basis was attributable to the factors listed above.

Operating Expenses. Total operating expenses decreased by $333,223 to $2,906,094 for the three months ended July 31, 2022 from $3,239,317 for the three months ended July 31, 2021. Selling and administrative expenses decreased by $326,684 and officers’ salaries decreased by $6,539.

Net (Loss) Income. The Company had net income of $132,381 or $0.02 per share basic and diluted, for the three months ended July 31, 2022 compared to a net loss of $127,051, or $(0.02) per share basic and diluted for the three months ended July 31, 2021.

“Following a 14% increase in revenues during our second quarter of 2022, we experienced an even greater increase this quarter as our sales rose 24.8% compared to the third quarter of 2021. A combination of increased sales of our branded products, most notably our Latin espressos, Café Caribe and Café Supremo, along with sales to new customers were responsible for the increase. The increase in sales occurred despite a decrease in revenues of approximately $660,000 at our Generations/Steep and Brew subsidiary over the first six months of fiscal 2022 as compared to 2021, and a decrease in sales at Generations/Steep and Brew of approximately $5.5 million over the first nine months of fiscal 2022 as compared to 2021,” stated Andrew Gordon, President and CEO of the Company.

“I believe we have found the simple solution to continue to grow revenues by remaining focused on our core legacy business of sales of gourmet green coffee beans, sales of our specialty proprietary brands and sales of private label products to some of the largest wholesalers and retailers in the United States, rather than relying on acquisitions and/or joint ventures,” continued Mr. Gordon. “However, the unfortunate downside of our renewed sales growth is the headwinds we continue to face from logistics as our freight factors increased by approximately $500,000, or approximately $0.10 a share, during this third quarter of 2022. We expect this increase in transportation costs in both bringing green coffee and other supplies to our factories, and shipping finished product to our customers, to continue to weigh our profitability for the immediate future, until supply chain issues mitigate and diesel fuel levels show a meaningful decline,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on its revenue growth and operations. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. The Company has based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, the effect of any pandemics including the one caused by Covid-19, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2022	October 31, 2021
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$1,430,477	$3,696,275
Accounts receivable, net of allowances of $144,000 for 2022 and 2021	7,535,104	9,299,978
Inventories	19,239,461	15,961,866
Prepaid expenses and other current assets	707,643	542,224
Due from broker	417,685	725,000
Prepaid and refundable income taxes	652,995	75,952
TOTAL CURRENT ASSETS	29,983,365	30,301,295

Building machinery and equipment, net	3,628,921	2,662,628
Customer list and relationships, net of accumulated amortization of $263,069 and $237,131 for 2022 and 2021, respectively	421,931	447,869
Trademarks and tradenames	408,000	408,000
Non-compete, net of accumulated amortization of $74,250 and $69,300 for 2022 and 2021, respectively	24,750	29,700
Goodwill	2,488,785	2,488,785
Equity method investments	359,090	402,245
Investment - other	2,500,000	2,500,000
Deferred income tax asset - net	148,586	77,394
Right of Use Asset	3,287,758	3,545,786
Deposits and other assets	506,123	449,225
TOTAL ASSETS	$43,757,309	$43,312,927

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,872,467	$5,047,640
Line of credit – current portion	-	3,800,850
Lease liability – current portion	122,456	340,400
Note payable – current portion	4,200	4,200
Due to broker	439,247	708,321
Income taxes payable	1,500	416,449
TOTAL CURRENT LIABILITIES	5,439,870	10,317,860

Lease liabilities	3,299,951	3,299,784
Line of credit net of current portion	6,114,000	-
Note payable – long term	10,461	13,092
Deferred compensation payable	300,013	311,872
TOTAL LIABILITIES	15,164,295	13,942,608
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,633,930 shares issued as of July 31, 2022 and October 31, 2021; 5,708,599 shares outstanding as of July 31, 2022 and October 31, 2021	6,634	6,634
Additional paid-in capital	19,094,618	18,688,797
Retained earnings	14,117,370	14,471,222
Less: Treasury stock, 925,331 common shares, at cost as of July 31, 2022 and October 31, 2021	(4,633,560)	(4,633,560)
Total Coffee Holding Co., Inc. Stockholders’ Equity	28,585,062	28,533,093
Non-controlling interest	7,952	837,226
TOTAL EQUITY	28,593,014	29,370,319
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,757,309	$43,312,927

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE AND THREE MONTHS ENDED JULY 31, 2022 AND 2021

(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2022	2021	2022	2021
NET SALES	$50,216,316	$46,236,708	$17,013,286	$13,634,313

COST OF SALES	40,806,381	35,061,947	13,867,710	10,708,461

GROSS PROFIT	9,409,935	11,174,761	3,145,576	2,925,852

OPERATING EXPENSES:
Selling and administrative	9,530,817	9,407,199	2,758,995	3,085,679
Officers’ salaries	449,375	460,501	147,099	153,638
TOTAL	9,980,192	9,867,700	2,906,094	3,239,317

(LOSS) INCOME FROM OPERATIONS	(570,257)	1,307,061	239,482	(313,465)

OTHER (EXPENSE) INCOME
Interest income	4,095	3,629	2	2,700
Loss from equity method investment	(43,154)	(7,369)	(7,354)	(3,454)
Interest expense	(143,393)	(48,710)	(53,100)	(5,202)
TOTAL	(182,452)	(52,450)	(60,452)	(5,956)

(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	(752,709)	1,254,611	179,030	(319,421)

(Benefit) provision for income taxes	(188,626)	419,326	46,649	(91,003)

NET (LOSS) INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	(564,083)	835,285	132,381	(228,418)
Less: Net loss attributable to the non-controlling interest	609,231	72,020	-	101,367

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$45,148	$907,305	$132,381	$(127,051)

Basic and diluted (loss) earnings per share	$.01	$.16	$.02	$(.02)

Weighted average common shares outstanding:
Basic and diluted	5,708,599	5,708,599	5,708,599	5,708,599

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JULY 31, 2022 AND 2021

(Unaudited)

	2022	2021
OPERATING ACTIVITIES:

Net (loss) income	$(564,083)	$835,285
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	421,661	504,280
Stock-based compensation	405,821	569,305
Unrealized loss (gain) on commodities	38,241	(315,569)
Loss on equity method investments	43,155	7,369
Write-off of accounts receivable	415,096	-
Write-down of obsolete inventory	718,353	-
Amortization of right of use asset	258,028	321,921
Deferred income taxes	(71,192)	4,849
Changes in operating assets and liabilities:
Accounts receivable	1,349,778	1,156,932
Inventories	(4,215,991)	750,468
Prepaid expenses and other current assets	(165,419)	(339,855)
Prepaid and refundable income taxes	(577,043)	92,597
Accounts payable and accrued expenses	(175,173)	1,048,073
Deposits and other assets	(68,757)	(128,353)
Change in lease liability	(217,777)	(367,458)
Income taxes payable	(414,949)	288,294
Net cash (used in) provided by operating activities	(2,820,251)	4,428,138

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(1,357,066)	(1,491,233)
Net cash used in investing activities	(1,357,066)	(1,491,233)

FINANCING ACTIVITIES:
Advances under bank line of credit	3,027,654	2,515,563
Principal payments on note payable	(2,631)	(3,783)
Payment of dividend	(399,000)	-
Principal payments under bank line of credit	(714,504)	(3,812,385)
Net cash provided by (used in) financing activities	1,911,519	(1,300,605)

NET (DECREASE) INCREASE IN CASH	(2,265,798)	1,636,300

CASH, BEGINNING OF PERIOD	3,696,275	2,875,120

CASH, END OF PERIOD	$1,430,477	$4,511,420

	2022	2021
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$136,682	$55,389
Income taxes paid	$519,229	$10,307

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Purchase of inventory by non-controlling interest	$220,043
Initial recognition of operating lease right of use asset	-	$65,999
Initial recognition of operating lease liabilities	-	$65,999